                                                                     Exhibit 8.1

                                NIXON PEABODY LLP
                                Attorneys at Law
                                 Clinton Square
                              Post Office Box 1051
                         Rochester, New York 14603-1051
                                 (716) 263-1000
                               Fax: (716) 263-1600

                               September 20, 2006

Home Properties, Inc.
850 Clinton Square
Rochester, New York  14604

Gentlemen:

     We have acted as counsel to Home  Properties,  Inc. ("Home  Properties") in connection with the Registration Statement on Form S-3 filed with the Securities and  Exchange  Commission  today (the  "Registration  Statement").  This opinion relates to the Company's qualification for federal income tax purposes as a real estate  investment  trust ("REIT")  under the Internal  Revenue Code of 1986, as amended (the "Code"),  for taxable years  beginning with the taxable year ending
December 31, 1994 and to the accuracy of the "FEDERAL INCOME TAX CONSIDERATIONS"
section  of the  Registration  Statement.  All  capitalized  terms  used but not defined  herein  shall have the  meaning  assigned  to them in the  Registration
Statement.

     For the purpose of rendering our opinion,  we have examined and are relying upon  the  truth  and  accuracy,  at all  relevant  times,  of  the  statements, covenants, representations and warranties contained in the following documents:

     1.  The  Articles  of  Amendment  and   Restatement   of  the  Articles  of
Incorporation of Home Properties, as amended.

     2. The By-Laws of Home Properties, as amended.

     3. The  Certificate  of  Limited  Partnership  and the Second  Amended  and
Restated Agreement of Limited  Partnership of Home Properties of New York, L.P.,
as amended (the "Operating Partnership").

     4. The Registration Statement.

     5.  Representations  made  to us by  officers  of Home  Properties  and the
Operating  Partnership and in certificates (the "Certificates")  delivered to us in connection with the Registration  Statement or this opinion, which we have no reason to believe contain any material inaccuracies.

     In connection with rendering this opinion,  we have assumed and are relying upon,  without any independent  investigation or review thereof,  the following:
(i)  the  authenticity  of  all  documents  submitted  to us as  originals,  the conformity to original documents of all documents submitted to us as copies, and authenticity  of the  originals  of  such  documents;  (ii)  that  neither  Home
Properties  or  the  Operating  Partnership  will  make  any  amendments  to its organizational  documents  after the date of this opinion  that would  adversely affect Home Properties'  qualification as a REIT for any taxable year (iii) that no actions will be taken by Home Properties or the Operating  Partnership  after the date hereof that would have the effect of altering  the facts upon which the opinions set forth below are based;  and (iv) that all documents,  certificates, representations,  warranties  and covenants on which we have relied in rendering the opinions set forth below and that were given or dated  earlier than the date of this opinion continue to remain accurate, insofar as relevant to the opinions set forth herein,  from such earlier date through and including the date of this
letter.   We  have  neither   independently   investigated   nor  verified  such
representations,  and we assume that such  representations are true, correct and complete.  We  assume  that  Home  Properties  has  been and  will  operated  in accordance with applicable laws and the terms and that the  descriptions of Home
Properties and the Operating  Partnership and their  activities,  operations and governance set forth in the Registration Statement are true and correct.

     Based  on  our  examination  of  the  foregoing   items,   subject  to  the
assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

     1. Commencing with Home Properties'  taxable year ending December 31, 1994,
Home  Properties  was  organized  in  conformity  with  the   requirements   for
qualification  as a REIT under the  Internal  Revenue of 1986,  as amended  (the
"Code"),  its method of operation  has enabled it to meet the  requirements  for qualification  and taxation as a REIT under the Code, and the proposed method of operation  described in the Prospectus  included in the  Registration  Statement will enable Home Properties to satisfy the requirements  for such  qualification under the Code for subsequent taxable years.

     2. Home Properties is properly  treated as a partner for federal income tax purposes in the Operating Partnership, and the Operating Partnership is properly classified  as a  partnership  for  federal  income tax  purposes  and not as an association taxable as a corporation.

     3. The statements in the Prospectus included in the Registration  Statement under the  caption  "FEDERAL  INCOME  TAX  CONSIDERATIONS"  to the  extent  such information  constitutes  matters of law,  summaries  of legal  matters or legal conclusions,  have been reviewed by us and are accurate in all material  respect and fairly summarize the federal income tax considerations that are likely to be material to holders of common stock who are United States  citizens or residents or domestic  corporations and who are not subject to special treatment under the tax laws.

     Our  opinions  expressed  herein are based upon our  interpretation  of the current provisions of the Code and existing judicial  decisions,  administrative regulations  and published  rulings and procedures  (including the practices and policies  in  issuing  private  letter  rulings,  which are not  binding  on the
Internal  Revenue  Service except with respect to the taxpayer who receives such ruling).  Our  opinions are not binding  upon the  Internal  Revenue  Service or courts and there is no  assurance  that the  Internal  Revenue  Service will not successfully  challenge the conclusions set forth herein.  The Internal  Revenue
Service has not yet issued  regulations or administrative  interpretations  with respect  to  various  provisions  of the Code  relating  to REIT  qualification.
Consequently,  no assurance  can be given that future  legislative,  judicial or administrative  changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions  stated herein. We undertake no obligation  to advise  you of  changes  in law  which  may occur  after the date hereof.

     Our opinions are limited to the federal  income tax matters and the federal law of the United States of America addressed herein,  and no other opinions are rendered  with  respect to any other  matter not  specifically  set forth in the foregoing  opinion  and we  assume  no  responsibility  as to the  applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     Home  Properties'  qualification  and taxation as a real estate  investment trust depend upon Home Properties' ability to satisfy,  through actual operating results,  the  applicable  asset  composition,  source  of  income,  shareholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.  The  foregoing  opinions are based upon the method of  operation as described  in the  Registration  Statement  and facts  stated in the  Certificates  and other  documents  described  herein.  We undertake  no  obligation  to  review  at any time in the  future  whether  Home
Properties  has  fulfilled  the  requirements  listed  in  this  paragraph  and, consequently,  no  assurance  can be  given  that  the  actual  results  of Home
Properties' operations for any taxable year will satisfy the requirements of the
Code necessary to qualify or be taxed as a REIT.

     In the  event any one of the  statements,  representations,  warranties  or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

     We hereby consent to the reference to us under the captions "FEDERAL INCOME
TAX  CONSIDERATIONS" and "LEGAL MATTERS" in the Registration  Statement,  and to
the filing of this opinion as an Exhibit to the Registration Statement,  without implying or admitting  that we are experts  within the meaning of the Securities
Act of 1933, as amended, with respect to any part of the Registration Statement.

     This letter is furnished to Home  Properties and the Operating  Partnership and is solely for your benefit.  This letter may not be relied upon by any other person or for any  other  purpose  and may not be  referred  to or  quoted  from without our prior written consent.

                                                          Very truly yours,

                                                          /s/  Nixon Peabody LLP